Exhibit 2.1

 Commercial Contract  1*  1. PARTIES AND PROPERTY: ELITE PROPERTY ENTERPRISE, LLC  (”Buyer”)  2* agrees to buy and NEW ENGLAND INSTITUTE OF TECHNOLOGY OF PALM BEACH, INC.  (”Seller”)  3* agrees to sell the property as: Street Address:  1126 53rd Ct N, West Palm Beach, FL 33407  4*  with adjacent land parcel  5* Legal Description:  AUSTRALIAN BUSINESS PARK LTS 28 THRU 31; AUSTRALIAN BUSINESS PARK LT 1  6*  PARCEL IDs: 44-43-43-05-22-000-0280; 44-43-43-05-22-000-0010  7* and the following Personal Property:  8*  9  10*  11*  12  13*  14*  15*  16*  17*  18  19*  20  (all collectively referred to as the “Property”) on the terms and conditions set forth below.  2. PURCHASE PRICE: $ 2,550,000 - all cash  (a) Deposit held in escrow by Timothy H Kenney PA $ 50,000  (“Escrow Agent”) (checks are subject to actual and final collection)  Escrow Agent’s address: 120 Butler St #B WPB, FL 33407 Phone: 561 833 8773  (b) Additional deposit to be made to Escrow Agent within days after Effective Date $  (c) Additional deposit to be made to Escrow Agent within 32 days after Effective Date $ 100,000  (d) Total financing (see Paragraph 5) $ 0.00  (e) Other $  (f) All deposits will be credited to the purchase price at closing. Balance to close, subjectto adjustments and prorations, to be paid with locally drawn cashier’s or official bank $ 2,400,000check(s) or wire transfer.  21 3. TIME FOR ACCEPTANCE; EFFECTIVE DATE; COMPUTATION OF TIME: Unless this offer is signed by Seller  22* and Buyer and an executed copy delivered to all parties on or before July 5, 2018  , this offer will be  23 withdrawn and the Buyer’s deposit, if any, will be returned. The time for acceptance of any counter offer will be 3  24 days from the date the counter offer is delivered. The “Effective Date” of this Contract is the date on which the  25 last one of the Seller and Buyer has signed or initialed and delivered this offer or the final counter offer.  26 Calendar days will be used when computing time periods, except time periods of 5 days or less. Time periods of 5  27 days or less will be computed without including Saturday, Sunday, or national legal holidays. Any time period ending  28 on a Saturday, Sunday, or national legal holiday will extend until 5:00 p.m. of the next business day. Time is of the  29 essence in this Contract.  30 4. CLOSING DATE AND LOCATION:  31*  (a) Closing Date: This transaction will be closed on August 23, 2018  (Closing Date), unless specifically  32  extended by other provisions of this Contract. The Closing Date will prevail over all other time periods including, but  33  not limited to, Financing and Due Diligence periods. In the event insurance underwriting is suspended on Closing  34  Date and Buyer is unable to obtain property insurance, Buyer may postpone closing up to 5 days after the  35  insurance underwriting suspension is lifted.  36* Buyer ( FH) (  ) and Seller ( BM ) (  ) acknowledge receipt of a copy of this page, which is Page 1 of 8 Pages.  CC-4 Rev. 12/10 ©2010 Florida Association ofREALTORS© All Rights Reserved

 37*  (b) Location: Closing will take place in Palm Beach  County, Florida. (If left blank, closing  38  will take place in the county where the property is located.) Closing may be conducted by mail or electronic means.  39 5. THIRD PARTY FINANCING:  40* BUYER’S OBLIGATION: Within  days (5 days if left blank) after Effective Date, Buyer will apply for third party  41* financing in an amount not to exceed  % of the purchase price or $  , with a fixed interest rate  42* not to exceed  % per year with an initial variable interest rate not to exceed  %, with points or commitment  43* or loan fees not to exceed  % of the principal amount, for a term of  years, and amortized over  44 years, with additional terms as follows:  45*  46 Buyer will timely provide any and all credit, employment, financial and other information reasonably required by any47* lender. Buyer will use good faith and reasonable diligence to (i) obtain Loan Approval withindays (45 days if  48 left blank) from Effective Date (Loan Approval Date), (ii) satisfy terms and conditions of the Loan Approval, and  49 (iii) close the loan. Buyer will keep Seller and Broker fully informed about loan application status and authorizes the  50 mortgage broker and lender to disclose all such information to Seller and Broker. Buyer will notify Seller immediately  51 upon obtaining financing or being rejected by a lender. CANCELLATION: If Buyer, after using good faith and  52* reasonable diligence, fails to obtain Loan Approval by Loan Approval Date, Buyer may within days (3 days if left  53 blank) deliver written notice to Seller stating Buyer either waives this financing contingency or cancels this Contract.  54 If Buyer does neither, then Seller may cancel this Contract by delivering written notice to Buyer at any time  55 thereafter. Unless this financing contingency has been waived, this Contract shall remain subject to the  56 satisfaction, by closing, of those conditions of Loan Approval related to the Property. DEPOSIT(S) (for purposes  57 of Paragraph 5 only): If Buyer has used good faith and reasonable diligence but does not obtain Loan  58 Approval by Loan Approval Date and thereafter either party elects to cancel this Contract as set forth above or the  59 lender fails or refuses to close on or before the Closing Date without fault on Buyer’s part, the Deposit(s) shall be  60 returned to Buyer, whereupon both parties will be released from all further obligations under this Contract, except for  61 obligations stated herein as surviving the termination of this Contract. If neither party elects to terminate this Contract  62 as set forth above or Buyer fails to use good faith or reasonable diligence as set forth above, Seller will be entitled to  63 retain the Deposit(s) if the transaction does not close.  64*  6. TITLE: Seller has the legal capacity to and will convey marketable title to the Property by x  statutory warranty  65* deed  other  , free of liens, easements and encumbrances of record or  66 known to Seller, but subject to property taxes for the year of closing; covenants, restrictions and public utility  67 easements of record; existing zoning and governmental regulations; and (list any other matters to which title will be  68* subject)  69*  ;  70 provided there exists at closing no violation of the foregoing and none of them prevents Buyer’s intended use of the  71* Property as Owner/User Asset  72  (a) Evidence of Title: The party who pays the premium for the title insurance policy will select the closing agent  73*  and pay for the title search and closing services. Seller will, at (check one)  Seller’s  x  Buyer’s expense and  74*  within 30 days  x  after Effective Date  or at least ____ days before Closing Date deliver to Buyer (check one)  75*  x  (i.) a title insurance commitment by a Florida licensed title insurer setting forth those matters to be  76  discharged by Seller at or before Closing and, upon Buyer recording the deed, an owner’s policy in the amount  77  of the purchase price for fee simple title subject only to exceptions stated above. If Buyer is paying for the  78  evidence of title and Seller has an owner’s policy, Seller will deliver a copy to Buyer within 15 days after  79  Effective Date.  80*  (ii.) an abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an  81  existing firm. However, if such an abstract is not available to Seller, then a prior owner’s title policy acceptable  82  to the proposed insurer as a base for reissuance of coverage may be used. The prior policy will include copies  83  of all policy exceptions and an update in a format acceptable to Buyer from the policy effective date and  84  certified to Buyer or Buyer’s closing agent together with copies of all documents recited in the prior policy and  85  in the update. If such an abstract or prior policy is not available to Seller then (i.) above will be the evidence of  86  title.  87  (b) Title Examination: Buyer will, within 15 days from receipt of the evidence of title deliver written notice to Seller  88  of title defects. Title will be deemed acceptable to Buyer if (1) Buyer fails to deliver proper notice of defects or  89* Buyer ( FH  ) (  ) and Seller ( BM ) (  ) acknowledge receipt of a copy of this page, which is Page 2 of 8 Pages.  CC-4 Rev. 12/10 ©2010 Florida Association ofREALTORS© All Rights Reserved

 90*  91  92  93  94  95  96  97*  98  99*  100  101  102  103*  104  105*  106*  107  108  (2) Buyer delivers proper written notice and Seller cures the defects within 10 days from receipt of the notice(“Curative Period”). If the defects are cured within the Curative Period, closing will occur within 10 days from receiptby Buyer of notice of such curing. Seller may elect not to cure defects if Seller reasonably believes any defectcannot be cured within the Curative Period. If the defects are not cured within the Curative Period, Buyer will have  10 days from receipt of notice of Seller’s inability to cure the defects to elect whether to terminate this Contract oraccept title subject to existing defects and close the transaction without reduction in purchase price.  (c) Survey: (check applicable provisions below)  X (i.) Seller will, within 10 days from Effective Date, deliver to Buyer copies of prior surveys, plans,specifications, and engineering documents, if any, and the following documents relevant to this transaction:  ,  prepared for Seller or in Seller’s possession, which show all currently existing structures. In the event thistransaction does not close, all documents provided by Seller will be returned to Seller within 10 days from thedate this Contract is terminated.  Buyer will, at Seller’s Buyer’s expense and within the time period allowed to deliver and examine titleevidence, obtain a current certified survey of the Property from a registered surveyor. If the survey reveals  encroachments on the Property or that the improvements encroach on the lands of another, Buyer will  accept the Property with existing encroachments such encroachments will constitute a title defect to becured within the Curative Period.  (d) Ingress and Egress: Seller warrants that the Property presently has ingress and egress.  109 7. PROPERTY CONDITION: Seller will deliver the Property to Buyer at the time agreed in its present “as is”  110 condition, ordinary wear and tear excepted, and will maintain the landscaping and grounds in a comparable condition.111 Seller makes no warranties other than marketability of title.  112  113 By accepting the Property “as is”, Buyer 114 waives all claims against Seller for any defects in the Property. (Check  (a) or (b))  115  116  117  118  119  120  121  122  123  124  125  126  127  128  129  130  131  132  133  134  135  136  137  138  139  140  141  (a) As Is: Buyer has inspected the Property or waives any right to inspect and accepts the Property in its “as is”condition.  x (b) Due Diligence Period: Buyer will, at Buyer’s expense and within 30 days from Effective Date (“DueDiligence Period”), determine whether the Property is suitable, in Buyer’s sole and absolute discretion, for Buyer’sintended use and development of the Property as specified in Paragraph 6. During the Due Diligence Period,Buyer may conduct any tests, analyses, surveys and investigations (“Inspections”) which Buyer deems necessary  to determine to Buyer’s satisfaction the Property’s engineering, architectural, environmental properties; zoning andzoning restrictions; flood zone designation and restrictions; subdivision regulations; soil and grade; availability of  access to public roads, water, and other utilities; consistency with local, state and regional growth management andcomprehensive land use plans; availability of permits, government approvals and licenses; compliance with  American with Disabilities Act; absence of asbestos, soil and ground water contamination; and other inspectionsthat Buyer deems appropriate to determine the suitability of the Property for Buyer’s intended use and  development. Buyer will deliver written notice to Seller prior to the expiration of the Due Diligence Period ofBuyer’s determination of whether or not the Property is acceptable. Buyer’s failure to comply with this notice  requirement will constitute acceptance of the Property in its present “as is” condition. Seller grants to Buyer, itsagents, contractors and assigns, the right to enter the Property at any time during the Due Diligence Period for thepurpose of conducting Inspections; provided, however, that Buyer, its agents, contractors and assigns enter theProperty and conduct Inspections at their own risk. Buyer will indemnify and hold Seller harmless from losses,  damages, costs, claims and expenses of any nature, including attorneys’ fees at all levels, and from liability to anyperson, arising from the conduct of any and all inspections or any work authorized by Buyer. Buyer will not engagein any activity that could result in a mechanic’s lien being filed against the Property without Seller’s prior written  consent. In the event this transaction does not close, (1) Buyer will repair all damages to the Property resultingfrom the Inspections and return the Property to the condition it was in prior to conduct of the Inspections, and  (2) Buyer will, at Buyer’s expense release to Seller all reports and other work generated as a result of theInspections. Should Buyer deliver timely notice that the Property is not acceptable, Seller agrees that Buyer’sdeposit will be immediately returned to Buyer and the Contract terminated.  (c) Walk-through Inspection: Buyer may, on the day prior to closing or any other time mutually agreeable to the  142* Buyer (FH ) ( ) and Seller (BM ) ( ) acknowledge receipt of a copy of this page, which is Page 3 of 8 Pages. CC-4 Rev. 12/10 ©2010 Florida Association of REALTORS© All Rights Reserved

 143 parties, conduct a final “walk-through” inspection of the Property to determine compliance with this paragraph and144 to ensure that all Property is on the premises.  145 8. OPERATION OF PROPERTY DURING CONTRACT PERIOD: Seller will continue to operate the Property and any146 business conducted on the Property in the manner operated prior to Contract and will take no action that would147 adversely impact the Property, tenants, lenders or business, if any. Any changes, such as renting vacant space, that148* materially affect the Property or Buyer’s intended use of the Property will be permittedxonly with Buyer’s consent  149*  without Buyer’s consent.  150 9. CLOSING PROCEDURE: Unless otherwise agreed or stated herein, closing procedure shall be in accordance with  151 the norms where the Property is located.  152  153  154  155  156  157  158  159  160  161  162  163  164  165  166  167  168  169  170  171  172  173  174  175  176  177  178  179  180  181  182  183  184  185  186  187  188  189  190  191  (a) Possession and Occupancy: Seller will deliver possession and occupancy of the Property to Buyer at closing.Seller will provide keys, remote controls, and any security/access codes necessary to operate all locks, mailboxes,and security systems.  (b) Costs: Buyer will pay Buyer’s attorneys’ fees, taxes and recording fees on notes, mortgages and financingstatements. Seller will pay Seller’s attorneys’ fees, taxes on the deed and  recording fees for the deed and documents needed to cure title defects. If Seller is obligated to discharge anyencumbrance at or  prior to closing and fails to do so, Buyer may use purchase proceeds to satisfy the encumbrances.  (c) Documents: Seller will provide the deed; bill of sale; mechanic’s lien affidavit; originals of those assignableservice and maintenance contracts that will be assumed by Buyer after the Closing Date and letters to each servicecontractor from Seller advising each of them of the sale of the Property and, if applicable, the transfer of its contract,and any assignable warranties or guarantees received or held by Seller from any manufacturer, contractor,subcontractor, or material supplier in connection with the Property; current copies of the condominium documents, ifapplicable; assignments of leases, updated rent roll; tenant and lender estoppels letters; tenant subordination, non-disturbance and attornment agreements (SNDAs) required by the Buyer or Buyer’s lender; assignments of permitsand licenses; corrective instruments; and letters notifying tenants of the change in ownership/rental agent.If any tenant refuses to execute an estoppels letter, Seller will certify that information regarding the tenant’s lease iscorrect.  If Seller is an entity, Seller will deliver a resolution of its Board of Directors authorizing the sale and delivery of thedeed and certification by the appropriate party certifying the resolution and setting forth facts showing the  conveyance conforms to the requirements of local law. Seller will transfer security deposits to Buyer. Buyer willprovide the closing statement, mortgages and notes, security agreements, and financing statements.  (d) Taxes and Prorations: Real estate taxes, personal property taxes on any tangible personal property, bondpayments assumed by Buyer, interest, rents (based on actual collected rents), association dues, insurance  premiums acceptable to Buyer, and operating expenses will be prorated through the day before closing. If theamount of taxes for the current year cannot be ascertained, rates for the previous year will be used with due  allowance being made for improvements and exemptions. Any tax proration based on an estimate will, at request ofeither party, be readjusted upon receipt of current year’s tax bill; this provision will survive closing.  (e) Special Assessment Liens: Certified, confirmed, and ratified special assessment liens as of the Closing Datewill be paid by Seller. If a certified, confirmed, and ratified special assessment is payable in installments, Seller willpay all installments due and payable on or before the Closing Date, with any installment for any period extendingbeyond the Closing Date prorated, and Buyer will assume all installments that become due and payable after theClosing Date. Buyer will be responsible for all assessments of any kind which become due and owing after ClosingDate, unless an improvement is substantially completed as of Closing Date. If an improvement is substantially  completed as of the Closing Date but has not resulted in a lien before closing, Seller will pay the amount of the lastestimate of the assessment. This subsection applies to special assessment liens imposed by a public body and  does not apply to condominium association special assessments.  (f) Foreign Investment in Real Property Tax Act (FIRPTA): If Seller is a “foreign person” as defined by FIRPTA,Seller and Buyer agree to comply with Section 1445 of the Internal Revenue Code. Seller and Buyer will complete,execute, and deliver as directed any instrument, affidavit, or statement reasonably necessary to comply with the  FIRPTA requirements, including delivery of their respective federal taxpayer identification numbers or  192* Buyer ( FH  ) (  ) and Seller ( BM ) (  ) acknowledge receipt of a copy of this page, which is Page 4 of 8 Pages.  CC-4 Rev. 12/10 ©2010 Florida Association of REALTORS© All Rights Reserved

 193  194  195  Social Security Numbers to the closing agent. If Buyer does not pay sufficient cash at closing to meet thewithholding requirement, Seller will deliver to Buyer at closing the additional cash necessary to satisfy therequirement.  196 10. ESCROW AGENT: Seller and Buyer authorize Escrow Agent or Closing Agent (collectively “Agent”) to  197 receive, deposit, and hold funds and other property in escrow and, subject to collection, disburse them in accordance198 with the terms of this Contract. The parties agree that Agent will not be liable to any person for misdelivery of199 escrowed items to Seller or Buyer, unless the misdelivery is due to Agent’s willful breach of this Contract or gross200 negligence. If Agent has doubt as to Agent’s duties or obligations under this Contract, Agent may, at Agent’s option,201 (a) hold the escrowed items until the parties mutually agree to its disbursement or until a court of competent202 jurisdiction or arbitrator determines the rights of the parties or (b) deposit the escrowed items with the clerk of203 the court having jurisdiction over the matter and file an action in interpleader. Upon notifying the parties of such action,204 Agent will be released from all liability except for the duty to account for items previously delivered out of escrow. If205 Agent is a licensed real estate broker, Agent will comply with Chapter 475, Florida Statutes. In any suit in which Agent206 interpleads the escrowed items or is made a party because of acting as Agent hereunder, Agent will recover207 reasonable attorney’s fees and costs incurred, with these amounts to be paid from and out of the escrowed items and208 charged and awarded as court costs in favor of the prevailing party.  209 11. CURE PERIOD: Prior to any claim for default being made, a party will have an opportunity to cure any alleged  210 default. If a party fails to comply with any provision of this Contract, the other party will deliver written notice to the non-211* complying party specifying the non-compliance. The non-complying party will havedays (5 days if left blank) after212 delivery of such notice to cure the non-compliance. Notice and cure shall not apply to failure to close.  213 12. RETURN OF DEPOSIT: Unless otherwise specified in the Contract, in the event any condition precedent to  214 buyer's obligation to close of this Contract is not met and Buyer has given written notice regarding the condition  having not been met and seller has failed to cure the defect within 5 days after delivery of such written notice, Buyer’sdeposit 215 will be returned in accordance with applicable Florida Laws and regulations.  216 13. DEFAULT:  217  218  219  220  221  222  223  224  225  226  227  228  (a) In the event the sale is not closed due to any default or failure on the part of Seller other than failure to makethe title marketable after diligent effort, Buyer may either (1) receive a refund of Buyer’s deposit(s) or (2) seekspecific performance. If Buyer elects a deposit refund, Seller will be liable to Broker for the full amount of thebrokerage fee.  (b) In the event the sale is not closed due to any default or failure on the part of Buyer, Seller may either (1) retainall deposit(s) paid or agreed to be paid by Buyer as agreed upon liquidated damages, consideration for the  execution of this Contract, and in full settlement of any claims, upon which this Contract will terminate or (2) seekspecific performance. If Seller retains the deposit, Seller will pay the Brokers named in Paragraph 20 fifty percentof all forfeited deposits retained by Seller (to be split equally among the Brokers) up to the full amount of the  brokerage fee. If Buyer fails to timely place a deposit as required by this Contract, Seller may either (1) terminatethe Contract and seek the remedy outlined in this subparagraph or (2) proceed with the Contract without waivingany remedy for Buyer’s default.  229 14. ATTORNEY’S FEES AND COSTS: Please refer to language in the Additional Terms section.  232 15. NOTICES: All notices will be in writing and may be delivered by mail, overnight courier, personal delivery, or  233  234  235  electronic means. Parties agree to send all notices to addresses specified on the signature page(s). Any notice,  document, or item given by or delivered to an attorney or real estate licensee (including a transaction broker)representing a party will be as effective as if given by or delivered to that party.  235 16. DISCLOSURES:  237  238  239  (a) Commercial Real Estate Sales Commission Lien Act: The Florida Commercial Real Estate SalesCommission Lien Act provides that a broker has a lien upon the owner’s net proceeds from the sale of commercialreal estate for any commission earned by the broker under a brokerage agreement. The lien upon the owner’s net  240* Buyer ( FH ) ( ) and Seller ( BM ) ( ) acknowledge receipt of a copy of this page, which is Page 5 of 8 Pages.  CC-4 Rev. 12/10 ©2010 Florida Association of REALTORS© All Rights Reserved

 241  242  243  244  245  246  247  248  249  250  251  proceeds is a lien upon personal property which attaches to the owner’s net proceeds and does not attach to anyinterest in real property. This lien right cannot be waived before the commission is earned.  (b) Special Assessment Liens Imposed by Public Body: The Property may be subject to unpaid specialassessment lien(s) imposed by a public body. (A public body includes a Community Development District.) Suchliens, if any, shall be paid as set forth in Paragraph 9(e).  (c) Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a buildinginsufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that  exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radonand radon testing may be obtained from your county public health unit.  (d) Energy-Efficiency Rating Information: Buyer acknowledges receipt of the information brochure required bySection 553.996, Florida Statutes.  252 17. RISK OF LOSS:  253  254  255  256  257  258  259  260  261  262  263  264  265  (a) If, after the Effective Date and before closing, the Property is damaged by fire or other casualty and the cost torepair the same exceeds $25,000, Seller will bear the risk of loss and Buyer may cancel this Contract withoutliability and the deposit(s) will be returned to Buyer. Alternatively, Buyer will have the option of purchasing theProperty at the agreed upon purchase price and Seller will credit the deductible, if any and transfer to Buyer atclosing any insurance proceeds, or Seller’s claim to any insurance proceeds payable for the damage. Seller willcooperate with and assist Buyer in collecting any such proceeds. Seller shall not settle any insurance claim fordamage caused by casualty without the consent of the Buyer. If the cost of repair is less than $25,000, then theparties shall be required to close and seller will credit the cost of repairs to buyer at closing  (b) If, after the Effective Date and before closing, any part of the Property is taken in condemnation or under theright of eminent domain, or proceedings for such taking will be pending or threatened, Buyer may cancel thisContract without liability and the deposit(s) will be returned to Buyer. Alternatively, Buyer will have the option of  purchasing what is left of the Property at the agreed upon purchase price and Seller will transfer to the Buyer atclosing the proceeds of any award, or Seller’s claim to any award payable for the taking. Seller will cooperate withand assist Buyer in collecting any such award.  266* 18. ASSIGNABILITY; PERSONS BOUND: This Contract may be assigned to a related entity, and otherwise x is267* not assignableis assignable. If this Contract may be assigned, Buyer shall deliver a copy of the assignment268 agreement to the Seller at least 5 days prior to Closing. The terms “Buyer,” “Seller” and “Broker” may be singular or269 plural. This Contract is binding upon Buyer, Seller and their heirs, personal representatives, successors and assigns270 (if assignment is permitted).  271 19. MISCELLANEOUS: The terms of this Contract constitute the entire agreement between Buyer and Seller.272 Modifications of this Contract will not be binding unless in writing, signed and delivered by the party to be bound.273 Signatures, initials, documents referenced in this Contract, counterparts and written modifications communicated274 electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or275 typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract276 is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. This Contract will be277 construed under Florida law and will not be recorded in any public records.  278 20. BROKERS: Neither Seller nor Buyer has used the services of, or for any other reason owes compensation to,279 a licensed real estate Broker other than:  280*  (a) Seller’s Broker: Colliers International South Florida  Kevin McCarthy ,  281  (Company Name)  (Licensee)  282*  4500 PGA Blvd #110, Palm Beach Gardens, FL 33418, 561-951-3404, kevin.mccarthy@colliers.com ,  283  (Address, Telephone, Fax, E-mail)  284*  who  is a single agent  x is a transaction broker  has no brokerage relationship and who will be compensated  285*  by  x  Seller  Buyer  both parties pursuant to  a listing agreement  x other (specify) Upon closing, Seller  286*  shall pay Colliers International a fee equal to five percent (5%) of the gross sales price.  287* Buyer ( FH  ) (  ) and Seller ( BM ) (  ) acknowledge receipt of a copy of this page, which is Page 6 of 8 Pages.  CC-4 Rev. 12/10 ©2010 Florida Association of REALTORS© All Rights Reserved

 288*  289  290*  (b) Buyer’s Broker:  (Company Name)  ,  (Licensee)  ,  291  (Address, Telephone, Fax, E-mail)  292*  who  is a single agent  is a transaction broker  has no brokerage relationship and who will be compensated  293*  by  Seller’s Broker  Seller  Buyer  both parties pursuant to  an MLS offer of compensation  other (specify)  294*  295 (collectively referred to as “Broker”) in connection with any act relating to the Property, including but not limited to  296 inquiries, introductions, consultations, and negotiations resulting in this transaction. Seller and Buyer agree to  297 indemnify and hold Broker harmless from and against losses, damages, costs and expenses of any kind, including  298 reasonable attorneys’ fees at all levels, and from liability to any person, arising from (1) compensation claimed which is299 inconsistent with the representation in this Paragraph, (2) enforcement action to collect a brokerage fee pursuant to300 Paragraph 10, (3) any duty accepted by Broker at the request of Seller or Buyer, which is beyond the scope of301 services regulated by Chapter 475, Florida Statutes, as amended, or (4) recommendations of or services provided and302 expenses incurred by any third party whom Broker refers, recommends, or retains for or on behalf of Seller or Buyer.  303 21. OPTIONAL CLAUSES: (Check if any of the following clauses are applicable and are attached as an addendum to304 this Contract):  305*  306*  307*  308*  Arbitration  Section 1031 ExchangeProperty Inspection and RepairSeller Representations  Seller Warranty  Coastal Construction Control LineFlood Area Hazard Zone  Seller Financing  Existing Mortgage  Buyer’s Attorney ApprovalSeller’s Attorney ApprovalOther  309 22. ADDITIONAL TERMS:  310* In the event of a dispute resulting from or during the transaction, each party shall be responsible for311* their own legal fees resulting from such dispute.  312* All deposits are refundable during the first 30-days following the Effective Date if Contract is canceled  313* by Buyer for any reason whatsoever.  314* All Furniture, Fixtures and Equipment in the building at time of contract execution shall be part of the sale, except thattools and vehicles shall remain property of Seller.  315* Buyer shall receive a $5,000 credit for closing cost from Colliers International's received commission.  316* Excluding all equipment and tools on-site as of the effective date of the Contract.  317*  318*319*320*  321 THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE  322 ADVICE OF AN ATTORNEY PRIOR TO SIGNING. BROKER ADVISES BUYER AND SELLER TO VERIFY ALL323 FACTS AND REPRESENTATIONS THAT ARE IMPORTANT TO THEM AND TO CONSULT AN APPROPRIATE324 PROFESSIONAL FOR LEGAL ADVICE (FOR EXAMPLE, INTERPRETING CONTRACTS, DETERMINING THE325 EFFECT OF LAWS ON THE PROPERTY AND TRANSACTION, STATUS OF TITLE, FOREIGN INVESTOR326 REPORTING REQUIREMENTS, ETC.) AND FOR TAX, PROPERTY CONDITION, ENVIRONMENTAL AND OTHER327 ADVICE. BUYER ACKNOWLEDGES THAT BROKER DOES NOT OCCUPY THE PROPERTY AND THAT ALL328 REPRESENTATIONS (ORAL, WRITTEN OR OTHERWISE) BY BROKER ARE BASED ON SELLER329 REPRESENTATIONS OR PUBLIC RECORDS UNLESS BROKER INDICATES PERSONAL VERIFICATION OF330 THE REPRESENTATION. BUYER AGREES TO RELY SOLELY ON SELLER, PROFESSIONAL INSPECTORS331 AND GOVERNMENTAL AGENCIES FOR VERIFICATION OF THE PROPERTY CONDITION, SQUARE FOOTAGE332 AND FACTS THAT MATERIALLY AFFECT PROPERTY VALUE.  333* Buyer (  ) (  ) and Seller (  ) (  ) acknowledge receipt of a copy of this page, which is Page 7 of 8 Page  CC- Rev. 12/10 ©2010 Florida Association of REALTORS© All Rights Reserved

 334 Each person signing this Contract on behalf of a party that is a business entity represents and warrants to the other  335 party that such signatory has full power and authority to enter into and perform this Contract in accordance with its  336 terms and each person executing this Contract and other documents on behalf of such party has been duly authorized337 to do so.  338* /s/ Faez Hallak Date: 07/06/18339 (Signature of Buyer)  340* Faez Hallak Tax ID No:  341 (Typed or Printed Name of Buyer)  342* Title: Owner  Telephone:  343*  Date:  344 (Signature of Buyer)  345*  Tax ID No:  346 (Typed or Printed Name of Buyer)  347* Title:  Telephone:  348* Buyer’s Address for purpose of notice:  349* Facsimile:  Email:  350* /s/ Brian Meyers Date: 07/09/18351 (Signature of Seller)  352* Brian Meyers Tax ID No:  353 (Typed or Printed Name of Seller)  354* Title: CFO  Telephone:  355*  Date:  356 (Signature of Seller)  357*  Tax ID No:  358 (Typed or Printed Name of Seller)  359* Title:  Telephone:  360* Seller’s Address for purpose of notice:  361* Facsimile:  Email:  The Florida Association of REALTORS® makes no representation as to the legal validity or adequacy of any provision of this form in any specific transaction. Thisstandardized form should not be used in complex transactions or with extensive riders or additions. This form is available for use by the entire real estate industryand is not intended to identify the user as a REALTOR®. REALTOR® is a registered collective membership mark which may be used only by real estate licensees whoare members of the NATIONAL ASSOCIATION OF REALTORS® and who subscribe to its Code of Ethics.  The copyright laws of the United States (17 U.S. Code) forbid the unauthorized reproduction of this form by any means including facsimile or computerized forms.  362* Buyer ( FH ) ( ) and Seller ( BM ) ( ) acknowledge receipt of a copy of this page, which is Page 8 of 8 Pages.  CC-4 Rev. 12/10 ©2010 Florida Association of REALTORS© All Rights Reserved